UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2023

FS Energy and Power Fund

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	814-00841 (Commission File Number)	27-6822130 (I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania (Address of principal executive offices)	19112 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
--	--	--

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On September 20, 2023, FS Energy and Power Fund (the “Fund”) entered into a share swap confirmation with Nomura Global Financial Products Inc. (“Nomura”) governing an equity total return swap (the “Equity TRS”) for common shares (“Shares”) of FS Credit Opportunities Corp. (“FSCO”). The investment adviser to FSCO is wholly-owned by Franklin Square Holdings, L.P. (“FS Investments”), which is also the majority owner of the investment adviser of the Fund.

The Equity TRS with Nomura enables the Fund to obtain the economic benefit of owning up to $50 million of the common shares of FSCO, without actually owning them, in return for an interest-type payment to Nomura.

The Equity TRS has a term of three years, but the Equity TRS could be terminated earlier in whole or in part following the occurrence of certain prescribed events agreed to between Nomura and the Fund.

Pursuant to the terms of the Equity TRS, the Fund will post as collateral in favor of Nomura the independent amount (“Independent Amount”) equal to the product of (x) the number of Shares subject to the Equity TRS and (y) (i) the initial price of such Shares (with respect to the trade date) or (ii) the closing price per Share on the exchange (with respect to any other day) and (z) 70%. The Independent Amount will be reset every day on which the exchange on which the Shares are traded is open for trading.

Under the Equity TRS, the Fund will receive from Nomura cash dividends in respect of the Shares subject to the Equity TRS.

In addition, pursuant to the Equity TRS, the Fund has agreed to pay Nomura on a monthly basis a floating amount equal to the product of (i) the Equity Notional Amount multiplied by (ii) 115 basis points plus USD overnight bank funding rate per annum, using a day count fraction of actual divided by 360. The Equity Notional Amount means the number of Shares subject to the Equity TRS multiplied by the initial price of such Shares.

Under the terms of the Equity TRS, mark-to-market variation margin, determined on a daily basis, will be required to be posted daily by Nomura and the Fund.

With respect to income received by the Fund under the Equity TRS, FS/EIG Advisor, LLC, the investment adviser to the Fund, has agreed to waive its share of the fees to which it would otherwise be entitled under the Fund’s investment advisory agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Energy and Power Fund

Date: September 21, 2023	By:	/s/ Stephen Sypherd
Stephen Sypherd
General Counsel